Exhibit 10.25

AGREEMENT AND PLAN OF MERGER

by and among

SPINEMEDICA CORP.,

SPINEMEDICA, LLC

and

MIMEDX, INC.

Effective as of the 23rd day of July 2007

i

Exhibits to

Agreement and Plan of Merger

Exhibit A	Certificate of Merger

Exhibit B	Form of Amended and Restated Articles of Incorporation

Exhibit C	Form of Warrant

Exhibit D	MiMedx, Inc. Amended and Restated Common Stock Shareholders’ Agreement

Exhibit E	MiMedx, Inc. Amended and Restated Preferred Stock Shareholders’ Agreement

Exhibit F	MiMedx, Inc. Amended and Restated Registration Rights Agreement

Exhibit G	Counterpart Signature Page to the MiMedx, Inc. Amended and Restated Common Stock Shareholders’ Agreement

Exhibit H.	Counterpart Signature Page to the MiMedx, Inc. Amended and Restated Preferred Stock Shareholders Agreement and the MiMedx, Inc. Amended and Restated Registration Rights Agreement

Schedules to

Agreement and Plan of Merger

Schedule 2.1	SpineMedica Shareholders

Schedule 3.2	Consents

Schedule 4.1(a)	Jurisdictions in which Qualification is Required for SpineMedica

Schedule 4.1(c)	Capitalization of SpineMedica

Schedule 4.1(f)	Financial Statements; Liabilities and Obligations of SpineMedica

Schedule 4.1(g)	Taxes

Schedule 4.1(h)	Encumbrances

Schedule 4.1(i)	No Conflicts

Schedule 4.1(j)	Changes in Circumstances

Schedule 4.1(m)	Real Property Leases

Schedule 4.1(o)	Intellectual Property

Schedule 4.1(p)	Contracts

Schedule 4.1(t)	Employment Matters

Schedule 4.1(w)	Transactions with Related Parties

Schedule 4.1(x)	Indebtedness

Schedule 4.2(b)	Capitalization of MiMedx

Schedule 4.2(d)	No Conflicts

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into on or effective as of the 23rd day of July 2007 by and among SPINEMEDICA CORP., a Florida corporation with its principal offices at 112 Krog Street, Suite 5, Atlanta, Georgia 30307 (“SpineMedica”); SPINEMEDICA, LLC, a Florida limited liability company with its principal offices at 1234 Airport Road, Suite 105, Destin, Florida 32541 (“Acquisition Company”); and MIMEDX, INC., a Florida corporation with its principal offices at 1234 Airport Road, Suite 105, Destin, Florida 32541 (“MiMedx;” together with SpineMedica and Acquisition Company, the “Parties”).

WITNESSETH:

WHEREAS, the Parties intend that, subject to the terms and conditions set forth herein, SpineMedica will merge with and into Acquisition Company in a forward merger (the “Merger”), with Acquisition Company as the Surviving Entity of the Merger, all pursuant to the terms and conditions of this Agreement, the Certificate of Merger substantially in the form of Exhibit A attached hereto (the “Certificate of Merger”), and the applicable provisions of the laws of Florida.

WHEREAS, upon the effectiveness of the Merger, all the outstanding capital stock of the SpineMedica will be converted into capital stock and securities of MiMedx, in the manner and on the basis determined herein and as provided in the Certificate of Merger.

WHEREAS, the Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants and promises herein contained, the Parties, each intending legally to be bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Acquisition Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Acquisition Company LLC Interests” has the meaning set forth in Section 2.2 hereof.

“Affiliate” means any Person which is controlled by, in control of, or under common control with any other Person.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Assets” means the tangible and intangible property owned or used by SpineMedica as of the Closing Date in connection with the Business including, without limitation, the following:

(i) all work-in-process of SpineMedica;

(ii) all of SpineMedica’s rights with respect to prepaid expenses relating to the Business;

(iii) SpineMedica’s rights under all executory or continuing agreements and other contracts or commitments entered into in the Ordinary Course of Business and to which SpineMedica is a party or in respect of which SpineMedica is entitled to any consideration, compensation or benefit;

(iv) the furniture, fixtures, equipment, leasehold improvements, inventories of materials and supplies, telecom, technology and computer equipment and hardware, telephone and telephone switching equipment, owned software and software documentation developed or acquired by SpineMedica, and other personal property and tangible assets;

(v) with respect to the Business, all records of any kind and type in the possession of SpineMedica, including, but not limited to, copies of SpineMedica’s tax returns, books of account, financial statements, general ledgers, and accounting software, stock records, corporate charter and seals, minute books, and other similar corporate materials and documents;

(vi) all intangible property rights of SpineMedica related to the Business and all goodwill related thereto;

(vii) all trade names, trademarks, service names, service marks, copyrights, patents, know-how and other intellectual property owned by SpineMedica or used in connection with the Business (including any and all applications, registrations, extensions and renewals relating thereto) and all rights associated therewith; and

(viii) such rights as SpineMedica has to use its present telephone numbers related to the Business from and after the Closing Date.

“Assumed Option” has the meaning set forth in Section 2.4 hereof.

“Assumed Warrant” has the meaning set forth in Section 2.5 hereof.

“Business” means the medical technology business presently conducted by SpineMedica, and as the same is hereafter conducted following the Merger or any successor thereto.

“Certificate of Merger” has the meaning set forth in the recitals hereto.

“Closing” means the consummation of the transactions provided for in this Agreement.

“Closing Date” has the meaning set forth in Section 3.1 hereof.

“Code” has the meaning set forth in the recitals hereto.

“Common Counterpart Signature Page” has the meaning set forth in Section 2.9(a) hereof.

“Dissenting Shareholder” has the meaning set forth in Section 2.9(b) hereof.

“Effective Date” has the meaning set forth in the introductory paragraph of Article II hereof.

“Effective Time” has the meaning set forth in the introductory paragraph of Article II hereof.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.

“Encumbrance” shall mean any mortgage, lien, security interest, pledge, encumbrance, restriction on use, voting or transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“FBCA” means the Florida Business Corporation Act.

“Financial Statements” means the audited financial statements of SpineMedica for the twelve-month period ending March 31, 2007.

“GAAP” means generally accepted accounting principles, in the United States, consistently applied.

“Governmental Entity” means any federal, territorial, state, or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative commission or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Indebtedness” means (a) any obligation for borrowed money or the deferred purchase price of property (including under leases required to be capitalized under GAAP), (b) any liability secured by any Encumbrance upon any property or Assets of SpineMedica, or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which there has been incurred, assumed or acquired a liability by means of a guaranty.

“Knowledge” means that, with respect to any particular fact or matter, a Person (or such Person’s Representative) is actually aware of such fact or other matter.

“Lease” and “Leases” have the meanings set forth in Section 4.1(m) hereto.

“Liability” means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due).

“Material Adverse Effect” means an effect that is materially adverse to the Business (including the continued conduct of the operation thereof in the manner currently conducted), the Assets or the financial condition or results of operation of any Person, taken as a whole; provided that none of the following will be deemed in itself, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse effect attributable to (i) any change in accounting principles or requirements, or any change in laws or interpretation thereof; (ii conditions affecting the industry in which the Person participates, the U.S. economy as a whole or the capital markets in general or the markets in which the Person operates; or (iii the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism directly or indirectly involving the United States of America so long as in the case of clauses (i), (ii) and (iii), such effects do not adversely affect the Person in a disproportionate manner relative to their similarly situated participants in the industries in which they operate.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Consideration” has the meaning set forth in Section 2.1(b) hereof.

“MiMedx” has the meaning set forth in the introductory paragraph to this Agreement.

“MiMedx Common Shareholders’ Agreement” means the Amended and Restated Common Stock Shareholders’ Agreement of MiMedx attached hereto as Exhibit D.

“MiMedx Common Stock” means the common stock of MiMedx, with a par value of $0.0001 per share.

“MiMedx Preferred Shareholders’ Agreement” means the Amended and Restated Preferred Shareholders’ Agreement of MiMedx attached hereto as Exhibit E.

“MiMedx Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement of MiMedx attached hereto as Exhibit F.

“MiMedx Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock of MiMedx, with a par value of $0.0001 per share, having the rights, powers, preferences, privileges and restrictions set forth in the Restated Articles of Incorporation.

“MiMedx Share” and “MiMedx Shares” means all shares of MiMedx Common Stock or MiMedx Series B Convertible Preferred Stock.

“Note” has the meaning set forth in Section 2.11 hereof.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Preferred Counterpart Signature Page” has the meaning set forth in Section 2.9(a) hereof.

“Property” means the real property located at (i) 112 Krog Street, Suite 5, Atlanta, Georgia 30307 and (ii) 811 Livingston Court, Suite B, Marietta, Georgia 30067.

“Representatives” means, as to any Person, its accountants, attorneys, consultants, officers, directors, employees, agents and other advisers and representatives retained by such Person.

“Restated Articles of Incorporation” means the Amended and Restated Articles of Incorporation of MiMedx to be filed on the Closing Date, in the form attached hereto as Exhibit B.

“SpineMedica” has the meaning set forth in the introductory paragraph to this Agreement.

“SpineMedica Certificate” has the meaning set forth in Section 2.9(a) hereof.

“SpineMedica Common Stock” means the common stock of SpineMedica, with a par value of $0.00 1 per share.

“SpineMedica Preferred Stock” means the preferred stock of SpineMedica, with a par value of $0.00 1 per share.

“SpineMedica Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock of SpineMedica, with a par value of $0.00 1 per share.

“SpineMedica Share” and “SpineMedica Shares” means all shares of SpineMedica Common Stock or SpineMedica Series A Convertible Preferred Stock.

“SpineMedica Shareholders” means all of the holders of SpineMedica Common Stock and SpineMedica Series A Convertible Preferred Stock immediately prior to the Effective Time as set forth in Schedule 2.1 attached hereto.

“SpineMedica Stock Option” has the meaning set forth in Section 2.4 hereof. “SpineMedica Warrant” has the meaning set forth in Section 2.5 hereof.

“Surviving Entity” has the meaning set forth in Section 2.6 hereof.

“Tax” means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

“Warrants” has the meaning set forth in Section 2.1(b) hereof.

ARTICLE II.

THE MERGER

Subject to the terms and conditions of this Agreement, the Certificate of Merger will be filed with the Secretary of State of the State of Florida on the Closing Date. The date and time that the Certificate of Merger are filed with the Florida Secretary of State and the Merger thereby becomes effective will be referred to in this Agreement as the “Effective Date” and the “Effective Time,” respectively. Subject to the terms and conditions of this Agreement and the Certificate of Merger, SpineMedica will be merged with and into Acquisition Company in a statutory merger pursuant to the Certificate of Merger and in accordance with applicable provisions of Florida law as follows:

Section 2.1 Conversion of SpineMedica Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Acquisition Company or SpineMedica:

(a) Each share of SpineMedica Common Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and at the Effective Time, be converted into the right to receive one validly issued, fully paid, and non-assessable share of MiMedx Common Stock.

(b) Each share of SpineMedica Series A Convertible Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and at the Effective Time, be converted into the right to receive: (i) one validly issued, fully paid, and non-assessable share of MiMedx Series B Convertible Preferred Stock and (ii) a warrant for the right to purchase one share of MiMedx Common Stock, with an exercise price of $0.01 per share. The warrants issuable pursuant to clause (ii) (the “Warrants”) shall be in the form attached hereto as Exhibit C.

The MiMedx Common Stock issuable pursuant to Subsection (a) and MiMedx Series B Convertible Preferred Stock and Warrants issuable pursuant to Subsection (b), are referred to in this Agreement as the “Merger Consideration.” Attached hereto as Schedule 2.1 is a list of the name, last known mailing address, Social Security Number or, if applicable, Employer Identification Number and number of SpineMedica Shares held by each SpineMedica Shareholder as of the date hereof. In the event that SpineMedica is unable to provide the Social Security Number or Employer Identification Number of any SpineMedica Shareholder, it shall send a Form W-9 to such Person at their last known address with instructions to complete and return such form to SpineMedica.

(c) All shares of SpineMedica Common Stock that immediately prior to the Effective Time are held in the treasury of SpineMedica or owned by SpineMedica shall be canceled and retired and no capital stock of MiMedx, cash, or other consideration shall be paid or delivered in exchange therefor.

Section 2.2 Treatment of Acquisition Company Ownership. Each limited liability company interest of Acquisition Company (“Acquisition Company LLC Interest”) that is issued and outstanding immediately prior to the Effective Time, will remain issued and outstanding, which shall be the only capital of Acquisition Company issued and outstanding immediately after the Effective Time.

Section 2.3 Fractional Shares. De minimis adjustments may be made to the relative amounts of MiMedx Shares to avoid fractional shares of MiMedx capital stock being issued.

Section 2.4 SpineMedica Stock Options. At the Effective Time, each stock option to purchase shares of SpineMedica Common Stock (each a “SpineMedica Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable (each, an “Assumed Option”), shall be assumed by MiMedx. Each Assumed Option shall be converted into an option to acquire that number of shares of MiMedx Common Stock equal to the number of shares of SpineMedica Common Stock subject to such SpineMedica Stock Option. Each Assumed Option shall have a exercise price per share equal to the per share exercise price of the SpineMedica Common Stock subject to such Assumed Option. Each Assumed Option shall otherwise be subject to the same terms and conditions (including as to vesting and exercisability) as were applicable under the respective SpineMedica Stock Option immediately prior to the Effective Time. It is the intention of the Parties that each Assumed Option that qualified as a United States-based incentive stock option (as defined in Section 422 of the Code) shall continue to so qualify, to the maximum extent permissible, following the Effective Time. MiMedx shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MiMedx Common Stock for issuance upon exercise of all Assumed Options assumed in accordance with this Section 2.4.

Section 2.5 SpineMedica Warrants. Except for the warrant issued to MiMedx that will be terminated immediately after the Effective Time as set forth in Section 2.11, at the Effective Time, each warrant to purchase, acquire or otherwise receive SpineMedica Shares, excluding SpineMedica Stock Options (each a “SpineMedica Warrant”), that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable (each, an “Assumed Warrant”), shall be assumed by MiMedx. Each Assumed Warrant shall be converted into a warrant to acquire that number of MiMedx Shares equal to the number of SpineMedica Shares subject to such SpineMedica Warrant. Each Assumed Warrant shall have a exercise price per share equal to the per share exercise price of the SpineMedica Shares subject to such Assumed Warrant. Each Assumed Warrant shall otherwise be subject to the same terms and conditions (including as to vesting and exercisability) as were applicable under the respective SpineMedica Warrant immediately prior to the Effective Time. MiMedx shall take all corporate action necessary to reserve for issuance a sufficient number of MiMedx Shares for issuance upon exercise of all Assumed Warrants assumed in accordance with this Section 2.5.

Section 2.6 Effects of the Merger. At the Effective Time: (a) the separate existence of SpineMedica will cease, SpineMedica will be merged with and into Acquisition Company, and Acquisition Company will be the surviving entity pursuant to the terms of the Certificate of

Merger (the “Surviving Entity”); (b) the Articles of Organization and Operating Agreement of Acquisition Company will be the Articles of Organization and Operating Agreement of the Surviving Entity; (c) each Acquisition Company LLC Interest outstanding immediately prior to the Effective Time will remain outstanding as provided in Section 2.2 above; (d) a Board of Managers consisting of three managers, which initially shall be R. Lewis Bennett, Steve Gorlin and Thomas D’Alonzo will be appointed immediately after the Effective Time to manage the Surviving Entity, and the officers of SpineMedica in effect at the Effective Time will be the officers of Surviving Entity; (e) each SpineMedica Share outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

Section 2.7 Tax-Free Reorganization. The Parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The Parties believe that the value of the non-cash consideration to be received by the SpineMedica Shareholders in the Merger is equal to the value of the SpineMedica Shares to be surrendered in exchange therefor. The MiMedx Shares and Warrants issued in connection with the Merger will be issued solely in exchange for SpineMedica Shares, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the SpineMedica Shares. MiMedx represents now, and as of the Closing, that (i) it presently intends to continue SpineMedica’s historic business or use a significant portion of the SpineMedica’s business assets in a business and (ii) it has not and does not intend to take any action resulting in the treatment of Acquisition Company as other than a disregarded entity for federal income tax purposes. SpineMedica acknowledges that it has received its own independent tax advice and counsel with respect to the Merger and the transactions contemplated herein and is not relying on representations made by MiMedx or its counsel, accountants or advisors with respect thereto.

Section 2.8 Restricted Shares. The MiMedx Shares to be issued to the SpineMedica Shareholders in connection with the Merger, including the shares of MiMedx Common Stock issuable upon exercise of the Warrants, have not been registered with the Securities and Exchange Commission, and therefore may not be sold by the SpineMedica Shareholders except pursuant to an exemption from registration. SpineMedica understands that all certificates for MiMedx Shares issued to the SpineMedica Shareholders may bear one or more legends as MiMedx deems necessary to comply with applicable state and federal securities laws and any legend required by the MiMedx Common Shareholders’ Agreement, the MiMedx Preferred Shareholders’ Agreement or any other agreement of MiMedx to which a SpineMedica Shareholder will be a party.

Section 2.9 Delivery of SpineMedica Certificates and Payment of Merger Consideration.

(a) Subject to the provisions of this Section 2.9, on the Effective Date, each holder of a certificate which formerly represented SpineMedica Shares outstanding immediately prior to the Effective Time (each, a “SpineMedica Certificate”) shall be entitled, upon surrender thereof to MiMedx, to receive the Merger Consideration on the terms set forth in this Agreement. At the Closing or any time thereafter, each of the SpineMedica Shareholders shall surrender to MiMedx the SpineMedica Certificates representing the SpineMedica Shares held by such

SpineMedica Shareholder, which SpineMedica Certificates shall be in good delivery form, duly endorsed or accompanied by appropriate stock transfer powers duly executed. In addition thereto, each SpineMedica Shareholder holding shares of SpineMedica Common Stock shall e execute and deliver to MiMedx a counterpart signature page in the form attached hereto as Exhibit G to become a party to the MiMedx Common Shareholders’ Agreement (the “Common Counterpart Signature Page”), and each SpineMedica Shareholder holding shares of SpineMedica Series A Convertible Preferred Stock shall execute and deliver to MiMedx a counterpart signature page in the form attached hereto as Exhibit H to become a party to each of the MiMedx Preferred Shareholders’ Agreement and the MiMedx Registration Rights Agreement (the “Preferred Counterpart Signature Page”). At the Closing or any time thereafter, upon surrender of the applicable SpineMedica Certificates together with the applicable counterpart signature page, MiMedx shall deliver the appropriate Merger Consideration. For purposes of this Section 2.9(a), any outstanding SpineMedica Certificate shall not be deemed surrendered to MiMedx until such time as such SpineMedica Certificate is delivered along with a fully-executed counterpart signature page applicable to such SpineMedica Certificate to Womble Carlyle Sandridge & Rice, PLLC, counsel for MiMedx, at the address provided in Section 6.3 hereof. Until so surrendered, each outstanding SpineMedica Certificate shall, upon and after the Effective Date of the Merger, be deemed for all purposes to represent and evidence only the right to receive payment therefor as aforesaid.

(b) If any holder of Shares shall have served a written demand upon SpineMedica to be paid the “fair value” of his or her Shares as provided in Section 607.1323 of the FBCA (any such shareholder being hereinafter called a “Dissenting Shareholder”) and if a Dissenting Shareholder has met the requirements of the FBCA and if it is determined that such Dissenting Shareholder has the right to receive payment of the “fair value” of his or her Shares pursuant to the provisions of Sections 607.1301-1333 of the FBCA, such Dissenting Shareholder shall receive such payment from the Surviving Entity (but only after the value of such Shares has been agreed upon or finally determined pursuant to the provisions of Section 607.1324 or 607.1330, respectively, of the FBCA). However, notwithstanding the above or anything in this Merger Agreement to the contrary, MiMedx reserves the right, in its sole discretion, not to consummate the Merger if there is one or more Dissenting Shareholder(s).

Section 2.10 No Further Transfers. Upon and after the Effective Date, no transfer of the SpineMedica Shares outstanding prior to the Effective Date shall be made on the stock transfer books of SpineMedica.

Section 2.11 Cancellation of Promissory Note, Stock Pledge Agreement, and Warrant. The Nonrecourse Secured Promissory Note, dated March 12, 2007, in the principal amount of $2,000,000, issued to MiMedx by SpineMedica (the “Note”), shall be canceled immediately after the Effective Time and shall no longer a binding obligation of Acquisition Company (as successor to SpineMedica). In connection with the cancellation of the Note, the Stock Pledge Agreement by and between SpineMedica and MiMedx to provide security for payment of the Note, and the warrant for 270,000 shares of SpineMedica Common Stock issued to MiMedx, both dated March 12, 2007, shall be terminated and all rights and obligations of the Parties thereunder shall be terminated.

ARTICLE III.

CLOSING

Section 3.1 Time and Place of Closing. The Closing shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, Suite 3500, Atlanta, Georgia 30309, on July 23, 2007 or at such other date or place as the Parties shall agree (the “Closing Date”). However, the Parties express their current intent that the Closing be held by the prior delivery of documents to counsel, to be held in escrow and released in a manner satisfactory to counsel for the Parties hereto, without the need for officers or other Representatives of such Parties to meet for the Closing to occur.

Section 3.2 Conditions Precedent to Acquisition Company’s Obligation to Close. The obligation of Acquisition Company to consummate the transactions contemplated by this Agreement and to perform its other obligations under this Agreement shall be subject to the satisfaction of the following conditions precedent (or waiver thereof by Acquisition Company) on or prior to the Closing Date:

(a) Representations and Warranties. On the Closing Date, the representations and warranties of SpineMedica contained in Section 4.1 of this Agreement shall be true and correct in all material respects at and as of the Closing Date (except to the extent that such representations and warranties are qualified by materiality, in which case they shall be true and correct), with the same effect as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties that by their terms speak of some other date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date).

(b) Compliance with Obligations. SpineMedica shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by SpineMedica on or prior to the Closing Date.

(c) Officer’s Certificate. SpineMedica will have delivered to MiMedx and Acquisition Company a certificate, dated as of the Closing Date and signed by its President and/or Chief Executive Officer, as to the fulfillment of the conditions set forth in subsections (a), (b), (e) and (f).

(d) Shareholder Approval. This Agreement and the transactions contemplated hereunder shall have been approved in the manner required by the FBCA and by SpineMedica’s Articles of Incorporation and Bylaws.

(e) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to SpineMedica.

(f) Consents. SpineMedica shall have obtained, on or prior to the Closing Date, the consents set forth on Schedule 3.2.

(g) No Injunctions, etc. The Closing shall not have been enjoined or prohibited by any judicial or regulatory proceeding, nor shall any action, proceeding, suit, litigation or investigation be pending or threatened before any court, arbitration, tribunal, governmental or regulatory agency or legislative body that (i) seeks to enjoin or prohibit, or to obtain substantial damages in connection with the Closing or (ii) purports to affect the legality, validity or enforceability of this Agreement and the other documents, instruments and agreements to be entered into by SpineMedica pursuant hereto.

(h) Receipt of Documents, etc. SpineMedica shall have delivered to MiMedx the following, in form and substance satisfactory to MiMedx:

(i) all corporate minute books, stock certificate books and other corporate records of SpineMedica;

(ii) certificates of the Secretary of the State of the State of Florida and the State of Georgia, dated as of a date within forty-five (45) days prior to the Closing Date, certifying that SpineMedica is in good standing under the laws of the State of Florida and the State of Georgia, respectively;

(iii) the Financial Statements with a certificate of SpineMedica stating that such financial statements are materially correct to the best of SpineMedica’ s Knowledge;

(iv) a certificate of the Secretary of SpineMedica dated the Effective Date, in form and substance reasonably satisfactory to MiMedx, as to (i) no amendments to the Articles of Incorporation of SpineMedica except as have been provided prior to the Closing Date; (ii) the resolutions of the Board of Directors of SpineMedica authorizing the execution and performance of this Agreement and the transactions contemplated herein; (iii) the affirmative vote of at least a majority of the SpineMedica Shareholders adopting this Agreement in accordance with Section 607.1103 of the FBCA; and (iv) the incumbency and signatures of the officers of SpineMedica executing this Agreement; and

(v) such other instruments, certifications and documents reasonably requested by counsel for MiMedx in order to effectuate, perfect or otherwise document and record the transactions contemplated by this Agreement, or for any other reasonable purpose under the terms of this Agreement.

(i) Dissenting Shareholders. Dissenting Shareholders, if any, have been previously disclosed to MiMedx and the time for any Person to exercise appraisal rights has passed.

Section 3.3 Conditions Precedent to SpineMedica’s Obligation to Close. The obligations of SpineMedica to consummate the transactions contemplated by this Agreement and to perform its other obligations under this Agreement shall be subject to the satisfaction of the following conditions precedent (or waiver thereof by SpineMedica) on or prior to the Closing Date:

(a) Representations and Warranties. On the Closing Date, each of the representations and warranties of Acquisition Company and MiMedx contained in Section 4.2 of this Agreement shall be true and correct in all material respects at and as of the Closing Date (except to the extent that such representations and warranties are qualified by materiality, in which case they shall be true and correct), with the same effect as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties that by their terms speak of some other date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date).

(b) Compliance with Obligations. Acquisition Company and MiMedx shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of Acquisition Company and MiMedx on or prior to the Closing Date.

(c) Restated Articles of Incorporation. MiMedx shall have filed the Restated Articles of Incorporation with the Secretary of State of the State of Florida which shall be in full force and effect at the Closing Date.

(d) Officer’s Certificate. MiMedx will have delivered to SpineMedica a certificate, dated as of the Closing Date and signed by its President and/or Chief Executive Officer, as to the fulfillment of the conditions set forth in subsections (a), (b), (c) and (f).

(e) Shareholder Approvals. This Agreement and the transactions contemplated hereunder shall have been approved by the shareholders of Acquisition Company in the manner required by the FBCA and by Acquisition Company’s Articles of Organization and Operating Agreement.

(f) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to MiMedx.

(g) No Injunctions, etc. The Closing shall not have been enjoined or prohibited by any judicial or regulatory proceeding, nor shall any action, proceeding, suit, litigation or investigation be pending or threatened before any court, arbitration, tribunal, governmental or regulatory agency or legislative body that (i) seeks to enjoin or prohibit, or to obtain substantial damages in connection with, the Closing, or (ii) purports to affect the legality, validity or enforceability of this Agreement and the other documents, instruments and agreements to be entered into by Acquisition Company and MiMedx pursuant hereto.

(h) Receipt of Documents, etc. SpineMedica shall have received the following, as applicable, in form and substance satisfactory to SpineMedica:

(i) a certificate of the Secretary of each of Acquisition Company, and MiMedx dated the Effective Date, in form and substance reasonably satisfactory to SpineMedica, as to (i) the resolutions of the Board of Directors of MiMedx and the Board of Managers of Acquisition Company authorizing the execution and performance of this Agreement and the transactions contemplated herein; and (ii) the incumbency and signatures of the officers of Acquisition Company and MiMedx executing this Agreement;

(ii) a certificate of the Secretary of State of the State of Florida, as of a date within forty-five (45) days prior to the Closing Date, certifying that each of

Acquisition Company and MiMedx is in good standing under the laws the State of Florida; and

(iii) such other instruments, certifications and documents reasonably requested by counsel for SpineMedica in order to effectuate, perfect or otherwise document and record the transactions contemplated by this Agreement, or for any other reasonable purpose under the terms of this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of SpineMedica. SpineMedica hereby represents and warrants to Acquisition Company and MiMedx that each of the following statements is true, accurate and complete in all material respects as of the date hereof and as of the Closing Date, except as set forth in the schedules accompanying this Agreement:

(a) Organization and Standing of SpineMedica. SpineMedica is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, has the full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals required to carry on the Business in the places and as it is now being conducted and to own, lease and sublease the Property and Assets with respect to the Business which it now owns, leases or subleases and is qualified to do business as a foreign corporation in each of the jurisdictions listed in Schedule 4.1(a) attached hereto, which constitute all of the jurisdictions in which such qualification is required with respect to the operation by SpineMedica of the Business.

(b) Articles of Incorporation and Bylaws of SpineMedica. SpineMedica has heretofore furnished to Acquisition Company and MiMedx complete and correct copies of the Articles of Incorporation and Bylaws of SpineMedica and all amendment thereto. All material actions taken by SpineMedica since its organization and incorporation have been duly authorized and/or subsequently ratified by the shareholders or the Board of Directors of SpineMedica, as necessary. Execution and delivery of this Agreement by SpineMedica does not violate any provision of the Articles of Incorporation or Bylaws of SpineMedica.

(c) Capitalization of SpineMedica. As of the date hereof, the entire authorized capital stock of SpineMedica consists of (i) 20,000,000 shares of SpineMedica Common Stock, of which 4,711,117 are issued and outstanding, including 1,800,000 shares which are in certificated form and issued to SpineMedica and pledged to MiMedx pursuant to that certain Stock Pledge Agreement dated as of March 12, 2007, and (ii) 10,000,000 shares of SpineMedica Preferred Stock, of which 5,925,000 shares have been designated Series A Convertible Preferred Stock and 5,922,398 of which are issued and outstanding. The outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable and are held of record by the SpineMedica Shareholders and, except for the Stockholders’ Agreement, dated as of June 30, 2005, and as amended as of October 20, 2005, by and among SpineMedica and the Shareholders (as defined therein), are free and clear of any liens, charges or other Encumbrances. Schedule 4.1(c) sets forth a true, correct and complete statement of the capitalization of SpineMedica (including a list of all holders of options and warrants). Except as set forth in

Schedule 4.1(c) hereof, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which SpineMedica is a party or which are binding upon SpineMedica providing for the issuance, transfer, disposition or acquisition of any of SpineMedica’s capital stock. Schedule 4.1(c) hereof sets forth the name, address and Social Security Number or Federal Taxpayer Identification Number of each optionee of shares of SpineMedica Common Stock, the number of options held by each such Person, the exercise price thereof and the aggregate amount due to SpineMedica upon exercise. There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to SpineMedica. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of SpineMedica, which would not otherwise be terminated at or before the Closing. Upon consummation of the Closing, SpineMedica will not have any securities convertible into or exchangeable for any shares of its capital stock which have been created prior to the Closing, nor will it have outstanding any rights, options, agreements or arrangements to subscribe for or to purchase its capital stock or any securities convertible into or exchangeable for its capital stock, which has been created prior to the Closing.

(d) Authority. SpineMedica has the full power and authority to execute and deliver this Agreement and the other documents, instruments and agreements to be entered into by SpineMedica pursuant hereto, to perform hereunder and thereunder, and to consummate the transactions identified in this Agreement without the necessity of any act or consent of any other Person or entity whomsoever. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by SpineMedica in connection herewith, constitute or will, when executed and delivered, constitute the legal, valid and binding obligation of SpineMedica, enforceable against SpineMedica in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and except as enforcement of remedies may be limited by general equitable principles.

(e) Subsidiaries. SpineMedica has no subsidiaries.

(f) Financial Statements; Liabilities and Obligations of SpineMedica. Schedule 4.1(f) contains true and correct copies of all of SpineMedica’s Financial Statements. Except as set forth in Schedule 4.1(f) or any supplement thereto related to the SpineMedica Financial Statements and delivered therewith, all of the Financial Statements (A) were or shall be prepared in accordance with GAAP, and (B) fairly present in all material respects the financial position of SpineMedica as of the respective dates thereof and the results of SpineMedica’s operations and cash flows for the periods. Except as disclosed in the Financial Statements or set forth in Schedule 4.1(f), SpineMedica has not incurred any Liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of SpineMedica taken as a whole, except for Liabilities incurred in the Ordinary Course of Business since the last period included in the Financial Statements.

(g) Taxes. Except as set forth in Schedule 4.1(g), SpineMedica has duly filed or caused to be filed or has received an extension to file all Tax reports and Tax returns that it was required to file. All such reports and returns were correct and complete in all material respects. Except as set forth in Schedule 4.1(g), SpineMedica is not currently the beneficiary of any extension of time within which to file any Tax return. No claim has ever been made by an authority in a jurisdiction where SpineMedica does not file Tax returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 4.1(g), all Taxes owed by SpineMedica as set forth on any filed return or for any period for which SpineMedica has received an extension have been fully paid or fully reserved against in the Financial Statements. SpineMedica has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There is no action, suit, proceeding, investigation, audit, dispute or claim concerning any tax liability of SpineMedica either (i) claimed or raised by any authority in writing or (ii) as to which SpineMedica has any Knowledge. There is not now and there will not be, any liability for federal, state, local or foreign income, sales, use, employment, excise, property, franchise, ad valorem, license, employment or other Taxes, assessments, fees, charges or additions to Tax arising out of, or attributable to, or affecting the Assets or the conduct of the Business through the Closing Date, for which SpineMedica will have any Liability for payment or otherwise in excess of the amounts so paid by SpineMedica which would be reflected as a Liability of SpineMedica in its Financial Statements if prepared as of the Closing Date in accordance with GAAP. SpineMedica has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(h) Tangible and Intangible Property.

(i) Title to Assets. Except as disclosed in Schedule 4.1(h) attached hereto, SpineMedica has good and valid title to, or a leasehold interest in, all tangible and intangible personal property necessary for the conduct of the Business as presently conducted, in each case free and clear of any Encumbrances. No Assets have been removed or transferred from SpineMedica other than in the Ordinary Course of Business since January 1, 2007.

(ii) Enforceability of Personal Property Leases. Each of the leases for personal property included in the Assets is in full force and effect and constitutes a legal, valid and binding obligation of SpineMedica and each other party thereto, enforceable in accordance with its terms, and there is not existing under any of such leases any default of SpineMedica or any event or condition which, with notice or lapse of time, or both, would constitute a default.

(i) Agreement Related to Other Instruments; Consents. Except as listed in Schedule 4.1(i) attached hereto, the execution and delivery of this Agreement and the other documents, instruments and agreements to be entered into pursuant hereto by SpineMedica does not, and the consummation of the transactions contemplated hereby and thereby will not, violate or constitute a breach or an occurrence of default under any provision of: (i) any mortgage, note, loan or lien of SpineMedica; (ii) any contract, lease, sublease or other agreement of SpineMedica; or (iii) any consent, order, judgment or decree to which SpineMedica is a party or by which SpineMedica is bound. No consents of lessors or other third parties are required so that the consummation of the transactions contemplated by this Agreement will not constitute a default or accelerate any liability under any agreement to which SpineMedica is a party or by which it is bound.

(j) Absence of Changes. Since January 1, 2007, SpineMedica has operated the Business in the Ordinary Course of Business, and there has been no Material Adverse Effect. Except as disclosed in Schedule 4.1(j), since January 1, 2007:

(i) SpineMedica has not sold, leased, transferred or assigned any of the Assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business and SpineMedica has not written up the value of any of the Assets;

(ii) SpineMedica has not entered into any written contract, lease, sublease or license, or series of related contracts, leases, subleases or licenses other than in the Ordinary Course of Business;

(iii) no party (including, without limitation, SpineMedica) has accelerated, terminated, modified or canceled any contract, agreement, lease, sublease or license (or series of related contracts, agreements, leases, subleases and licenses) involving more than $10,000 to which SpineMedica is a party or by which it is bound;

(iv) SpineMedica has not imposed any written mortgage or pledge of, or permitted or allowed the subjection of any lien, charge, security interest or Encumbrance of any kind on any of the Assets, tangible or intangible;

(v) SpineMedica has not made any individual capital expenditure of more than $20,000;

(vi) SpineMedica has not created, incurred, assumed or guaranteed any Indebtedness;

(vii) SpineMedica has not canceled, amended, delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

(viii) SpineMedica has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $10,000 in the aggregate;

(ix) SpineMedica has not become a defendant in any legal action or proceeding;

(x) there has been no change in any method of accounting or accounting practice of SpineMedica;

(xi) SpineMedica has not issued, sold or otherwise disposed of its capital stock or other equity securities, or granted any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

(xii) except as reflected as a liability on the Closing Date Balance Sheet, SpineMedica has not declared, set aside or paid any dividend or distribution with respect to its capital stock or redeemed, purchased or otherwise acquired any of its capital stock;

(xiii) SpineMedica has not experienced any damage, destruction or loss (whether or not covered by insurance) which has had or may have a Material Adverse Effect;

(xiv) SpineMedica has not made any new loan to, or entered into any other transaction with, any of its directors, officers and employees giving rise to any claim or right on their part against the Person or on the part of the Person against them, other than in the Ordinary Course of Business;

(xv) SpineMedica has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life or other insurance, (G) severance, (H) any other Employee Benefit Plan, or (I) any other plan, contract or commitment for any of its directors, officers or employees, or modified or terminated any existing such plan, contract or commitment or otherwise increased or modified any employee compensation or other benefits;

(xvi) SpineMedica has not made any charitable or other capital contribution outside the Ordinary Course of Business;

(xvii) to the Knowledge of SpineMedica, there has not been any other occurrence, commitment, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving SpineMedica; and

(xviii) SpineMedica has not committed to do any of the foregoing.

(k) Litigation. Since the formation of SpineMedica, there has been no suit, action, proceeding or claim pending or, to the Knowledge of SpineMedica, threatened against SpineMedica or the SpineMedica Shareholders that would reasonably be expected to affect materially and adversely the Assets or the Business, or the transactions contemplated by this Agreement. There are no outstanding judgments, decrees, orders or injunctions issued against SpineMedica that in any way adversely affects the Business.

(l) Licenses and Permits; Compliance With Law. SpineMedica possesses all licenses, certificates, permits and franchises required to be obtained from federal, foreign, state, county, municipal or other public authorities in the operation of the Business, and SpineMedica is presently conducting the Business so as to comply in all material respects with such licenses, certificates, permits and franchises and all applicable statutes, ordinances, rules, regulations and orders of Governmental Entities. SpineMedica is not currently in receipt of written notice from any Governmental Entity alleging the violation of any applicable federal, foreign, state or local statute, ordinance, rule, regulation, order or other law, and to the Knowledge of SpineMedica there is no such violation or grounds therefor which could materially and adversely affect the Assets or the operation of the Business.

(m) Real Property Leases. SpineMedica has delivered to Acquisition Company correct and complete copies of all leases (each a “Lease,” collectively the “Leases”) entered into by SpineMedica pursuant to which any real property is occupied or used by SpineMedica with respect to the Business. Except as set forth in Schedule 4.1(m) hereto, with respect to each Lease: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) there are no disputes, claims, controversies, oral agreements or forbearance programs in effect as to the Lease; there are no other agreements that concern the right, title or interest in and to the Lease or grant to any other Person any right of first refusal, right of first opportunity, option or similar right or the right to occupy the premises used in the Business; (iv) the current use of the premises subject to the Lease is in compliance with all applicable statutes, laws, regulations, codes, by-laws, ordinances and orders of all Governmental Entities having jurisdiction; and (v) no notice advising of any defects in the construction, state of repair or state of completion of the Lease or ordering or directing that any alteration, repair, improvement or other work be done with respect thereto or relating to non-compliance with any building permit, building or land use by-law, ordinance, order or regulation, or relating to any threatened or impending condemnation has been received by SpineMedica from any Governmental Entity which has not been complied with to the Governmental Entity’s satisfaction.

(n) Real Property Ownership. SpineMedica does not own any real property.

(o) Intellectual Property. Schedule 4.1(o) attached hereto contains a true, correct and complete listing of all trademarks, trade names, service marks, service names, patents and copyrights owned or licensed by or registered in the name of SpineMedica and used in the Business (including any and all applications, registrations, extensions and renewals relating thereto) and all rights associated therewith. Except as described in Schedule 4.1(o), SpineMedica has not received any written notice and SpineMedica has no Knowledge to the effect that (A) the Business or any service rendered by SpineMedica relating to the Business infringes on or against or conflicts with any intellectual property right or other legally protectable right of another Person, or (B) there is any question as to the validity or effectiveness of any of the intellectual property rights of SpineMedica. SpineMedica is not infringing on or against any intellectual property right or other legally protectable right of any other Person.

(p) Contracts. Attached as Schedule 4.1(p) is the list of contracts provided by SpineMedica to Acquisition Company in the course of Acquisition Company’s due diligence. Except as described in Schedule 4.1(p), SpineMedica is not a party to any other material agreement, contract or arrangement which is not terminable by SpineMedica upon more than thirty (30) days’ prior notice. All of the contracts listed on Schedule 4.1(p) are in full force and effect and are valid and enforceable in accordance with their terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). SpineMedica is in compliance with all terms and requirements of each such contract and, to the Knowledge of SpineMedica, each other Person that is party to any such contract is in material compliance with the terms and requirements of such contract. No event has occurred or circumstance existing that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give SpineMedica or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any such contract. There are no renegotiations, attempts to renegotiate or outstanding rights to negotiate any amount to be paid or payable to or by SpineMedica under any such contract other than with respect to non-material amounts in the

Ordinary Course of Business, and no Person has made a written demand for such renegotiation. SpineMedica has not released or waived any of its rights under any such contract.

(q) Labor Matters. Since its formation, SpineMedica has not been the subject of any union activity or labor dispute, nor has there been any strike of any kind or similar labor activity called, or threatened to be called, against SpineMedica; and, to the Knowledge of SpineMedica, SpineMedica has not violated in any material respects any applicable federal or state law or regulation relating to labor or labor practices with regard to the Business, including, without limitation, all laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination and similar employment activities, and SpineMedica is not a party to any collective bargaining agreement affecting the Business.

(r) Employee Benefit Plans. Except as set forth on Schedule 4.1(j), SpineMedica does not maintain, and at no time has maintained, contributed to, or had any obligation for the benefit of any current or former employee of SpineMedica to contribute to, any Employee Benefit Plan.

(s) Insurance. SpineMedica has provided to MiMedx copies of each insurance policy (including but not limited to policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) to which SpineMedica has been a party, a named insured or otherwise the beneficiary of coverage at any time. Such polices are in full force and effect and all premiums due thereon have been paid. SpineMedica is not in default under any such policy which would provide grounds for termination by the insurance company.

(t) Employees; Compensation. Schedule 4.1(t) attached hereto sets forth a true, correct and complete list of: (i) all written agreements with any employee, officer, director or consultant of SpineMedica, including without limitation all non-competition agreements, and (ii) all agreements which provide for severance benefits to be paid or payable to any employee, officer, director or consultant of SpineMedica. SpineMedica has not entered into any other agreements with any director, officer or employee of SpineMedica, including without limitation, any agreement granting severance benefits or benefits payable upon a change of control of SpineMedica or of the Business.

(u) Approvals. No filing or registration with, and no consent, approval, authorization, license, permit, certificate or order of any Governmental Entity is required by any applicable law or by any applicable judgment, order or decree or any applicable rule or regulation of any governmental authority, to permit SpineMedica or to execute, deliver or perform this Agreement or any instrument or agreement required hereby to be executed by SpineMedica at the Closing.

(v) Guaranties. SpineMedica is not a guarantor or is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

(w) Transactions with Related Parties. Except as set forth in Schedule 4.1(w), SpineMedica is not a party to any material transaction with any Person which is a present or former officer or director or shareholder of SpineMedica, or an Affiliate of such officer, director or shareholder. Except as set forth on Schedule 4.1(w), there are no material commitments to and no material income reflected in the Financial Statements that has or have been derived from any Person which is an Affiliate of SpineMedica and, following the Closing, the Surviving Entity shall have no obligation of any kind or description to any such Affiliate other than as set forth in accordance with this Agreement. Except as disclosed on Schedule 4.1(w) or reflected in the Financial Statements, no material expense relating to the operation of the Business has been borne by any Person which is an Affiliate of SpineMedica. Except as disclosed on Schedule 4.1(w), to the Knowledge of SpineMedica, there is no material income reflected on the Financial Statements that is dependent upon or conditioned on the Business’ affiliation with any Affiliate or to the Knowledge of SpineMedica, a reason to believe that any income source will not be available to SpineMedica after Closing due to lack of sufficient affiliation. Except as disclosed on Schedule 4.1(w), SpineMedica has no reason to believe that any material expense reflected in the Financial Statements will be affected by loss of the Business’ affiliation with any Affiliate or to believe that any expense will increase for SpineMedica after the Closing due to lack of such affiliation.

(x) Indebtedness. Except as set forth in Schedule 4.1(x) attached hereto, on the Closing Date SpineMedica shall have no Indebtedness or Liabilities other than current liabilities included in the Financial Statements.

(y) Disclosure.

(i) No representation or warranty of SpineMedica in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they are made, not misleading.

(ii) Except as disclosed in the Financial Statements or as incurred in the Ordinary Course of Business in accordance with past practice, SpineMedica does not have liabilities or monetary obligations (actual, accrued, contingent or otherwise) in excess of the liabilities or monetary obligations reflected or reserved against in the Financial Statements; and neither SpineMedica nor any of the Assets is the subject of a judgment, order or decree that might restrict the completion of the transactions identified in this Agreement.

(z) Schedules. All schedules attached hereto or delivered pursuant to this Agreement are and shall be true, accurate and complete as of the time attached or delivered.

(aa) Undisclosed Liabilities. SpineMedica does not have any Liability which would be required by GAAP to be provided or reserved against on a balance sheet, except for: (i) Liabilities provided for or reserved against in the Financial Statements and not discharged subsequent to the dates of the Financial Statements; (ii) Liabilities which have been incurred by SpineMedica subsequent to the date of the Financial Statements in the Ordinary Course of Business and not discharged since the date of the Financial Statements; and (iii) Liabilities under the executory portion of any contract by which SpineMedica is bound and which was entered into in the Ordinary Course of Business.

Section 4.2 Representations and Warranties of Acquisition Company and MiMedx. Acquisition Company and MiMedx hereby represent and warrant to SpineMedica that each of the following statements is true, accurate and complete in all material respects as of the date hereof and as of the Closing Date:

(a) Organization and Standing.

(i) Acquisition Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, has the full power and authority to carry on its business in the places and as it is now being conducted and to own and lease its properties and assets; and

(ii) MiMedx is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has the full corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease its properties and assets.

(b) Capitalization of MiMedx. As of the Closing Date, after giving effect to the filing of the Restated Articles of Incorporation, the entire authorized capital stock of MiMedx will consist of (i) 60,000,000 shares of MiMedx Common Stock, of which 14,000,000 shares of such common stock are issued and outstanding, and (ii) 25,000,000 shares of MiMedx Preferred Stock, of which 11,250,000 shares have been designated Series A Convertible Preferred Stock and 11,212,800 of which are issued and outstanding, and of which 6,000,000 shares will be designated Series B Convertible Preferred Stock and none of which are issued and outstanding. The outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable and are held of record by the MiMedx Shareholders. Schedule 4.2(b) sets forth a true, correct and complete statement of the capitalization of MiMedx (including a list of all holders of options and warrants). Except as set forth in Schedule 4.2(b) hereof, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which MiMedx is a party or which are binding upon MiMedx’s providing for the issuance, transfer, disposition or acquisition of any of MiMedx’s capital stock. Schedule 4.2(b) hereof sets forth the name of each optionee of shares of MiMedx Common Stock, the number of options held by each such Person, the exercise price thereof and the aggregate amount due to MiMedx upon exercise. There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to MiMedx. Except as set forth in Schedule 4.2(b), there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of MiMedx, which would not otherwise be terminated at or before the Closing.

(c) Power and Authority. Acquisition Company and MiMedx each have the full power and authority to execute and deliver this Agreement and the other documents, instruments, and agreements to be entered into pursuant hereto by Acquisition Company and MiMedx, to perform hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby without the necessity of any act, approval or consent of any other Person or entity whomsoever. The execution, delivery and performance by Acquisition Company and MiMedx of this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed in connection herewith have been, or by the Closing will be, approved by all requisite action on the part of Acquisition Company and MiMedx and constitutes or will, when executed and delivered, constitute the legal, valid and binding obligation of

Acquisition Company and MiMedx, enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws form time to time in effect affecting the enforcement of creditors’ rights generally, and except as enforcement of remedies may be limited by general equitable principles.

(d) Agreement Related to Other Instruments; Consents. Except as listed in Schedule 4.2(d) attached hereto, the execution and delivery of this Agreement and the other documents, instruments and agreements to be entered into pursuant hereto by does not, and the consummation of the transactions contemplated hereby and thereby will not, violate or constitute a breach or an occurrence of default under any provision of: (i) any mortgage, note, loan or lien of MiMedx; (ii) any contract, lease, sublease or other agreement of MiMedx; or (iii) any consent, order, judgment or decree to which MiMedx is a party or by which MiMedx is bound. No consents of lessors or other third parties are required so that the consummation of the transactions contemplated by this Agreement will not constitute a default or accelerate any liability under any agreement to which MiMedx is a party or by which it is bound.

(e) Litigation. There is no suit, action, proceeding or claim pending or, to Acquisition Company’s or MiMedx’s Knowledge, threatened against or affecting Acquisition Company, MiMedx or any of their affiliates that would impair the ability of Acquisition Company or MiMedx to consummate the transactions contemplated by this Agreement or operate the Business or own the Assets after the Closing.

(f) Approvals. No filing or registration with, and no consent, approval, authorization, license, permit, certificate or order of any Governmental Entity is required by any applicable law or by any applicable judgment, order or decree or any applicable rule or regulation of any governmental authority, to permit Acquisition Company or MiMedx to execute, deliver or perform this Agreement or any instrument or agreement required hereby to be executed by it at the Closing.

(g) Agreement Related to Other Instruments; Consents. The execution and delivery of this Agreement and the other documents, instruments and agreements to be entered into pursuant hereto by SpineMedica Acquisition and MiMedx does not, and the consummation of the transactions contemplated hereby and thereby will not, violate or constitute a breach or an occurrence of default under any provision of: (i) any mortgage, note, loan or lien of SpineMedica Acquisition or MiMedx; (ii) any contract, lease, sublease or other agreement of SpineMedica Acquisition or MiMedx; or (iii) any consent, order, judgment or decree to which SpineMedica Acquisition or MiMedx are parties or by which SpineMedica Acquisition or MiMedx are bound.

ARTICLE V.

TERMINATION

Section 5.1 Termination of Agreement. The Parties hereto may terminate this Agreement as provided below:

(a) Acquisition Company, MiMedx and SpineMedica may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Acquisition Company or MiMedx may terminate this Agreement by giving written notice to SpineMedica at any time prior to the Closing (i) in the event that SpineMedica has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Acquisition Company or MiMedx has notified SpineMedica of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; (ii) if the Closing shall not have occurred on or before July 23, 2007, by reason of the failure of any condition precedent under Section 3.2 hereof (unless the failure results primarily from Acquisition Company or MiMedx breaching any representation, warranty, or covenant contained in this Agreement); or (iii) if there is a Dissenting Shareholder; and

(c) SpineMedica may terminate this Agreement by giving written notice to Acquisition Company at any time prior to the Closing (i) in the event that either Acquisition Company or MiMedx has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SpineMedica has notified Acquisition Company of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; or (ii) if the Closing shall not have occurred on or before July 23, 2007, by reason of the failure of any condition precedent under Section 3.3 hereof (unless the failure results primarily from SpineMedica breaching any representation, warranty, or covenant contained in this Agreement).

Section 5.2 Effect of Termination. If any Party hereto terminates this Agreement pursuant to Section 5.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party hereto to any other Party hereto (except for any liability of any Party then in breach).

ARTICLE VI.

MISCELLANEOUS PROVISIONS

Section 6.1 Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants or agreements set forth in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Effective Time, except for any covenants or other agreements that expressly contemplate performance after the Effective Time, each of which shall survive the Effective Time in accordance with their respective terms.

Section 6.2 Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida, and the law of the State of Florida shall govern with respect to any matter which is predominantly an issue of internal corporate affairs and governance.

Section 6.3 Notices. All notices and other communications required or permitted hereunder shall be in writing (including telecopier communication) and mailed (including, without limitation, by means of overnight or other express courier), telecopied or delivered to the following addresses (or such other address as any Party shall have designated from time to time by notice to the other Party):

If to SpineMedica:

SpineMedica Corp.

811 Livingston Court

Suite B

Marietta, Georgia 30067

Fax: (678) 384-6741

Attention: Rebeccah Brown, Ph.D.

With a copy to:

Ronald J. Doeve, Esq.

912 Killian Hill Road, Suite 202

Lilburn, Georgia 30347

Fax: (770) 925-0086

If to Acquisition Company, MiMedx, or to the Surviving Entity after the Closing at:

MiMedx, Inc.

1234 Airport Road, Suite 105

Destin, Florida 32541

Fax: (850) 650-2213

Attention: Matthew Miller

With a copy to:

Womble Carlyle Sandridge & Rice, PLLC

1201 W. Peachtree Street

Suite 3500

Atlanta, Georgia 30309

Fax: (404) 888-7490

Attention: G. Donald Johnson, Esq.

All such notices and other communications shall, when mailed by return receipt requested or certified mail, or by means of any nationally recognized overnight express company, or telecopied, be effective when received by addressee or upon confirmation of delivery thereof by telecopier, respectively. Either Party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 6.3.

Section 6.4 No Waiver of Remedies, etc. No failure on the part of any Party to exercise, and no delay of any Party in exercising, any right or remedy available hereunder or by law shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy by any Party preclude any other or further exercise thereof or the exercise of any other right by such Party. Additionally, all Parties hereto recognize that, because of the nature of the subject matter of this Agreement, it would be impractical and extremely difficult to determine actual damages in the event of a breach of this Agreement. Accordingly, if SpineMedica, Acquisition Company, or MiMedx commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, any other appropriate Party hereto shall have the right to seek and receive a temporary restraining order, injunction or other equitable remedy relating to the prevention or cessation of such breach or threatened breach, including, without limitation, the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being mutually acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and that monetary damages will not provide an adequate remedy. However, the remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or an electronic image via e-mail shall be effective as delivery of a manually executed counterpart of this Agreement, and delivery by telecopier or an electronic image via e-mail of an executed counterpart of any amendment or waiver of any provision of this Agreement to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

Section 6.6 Section and Other Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not define, limit or extend the meaning or interpretation of this Agreement.

Section 6.7 Entire Agreement; Incorporation by Reference. All Schedules and Exhibits attached hereto and all certificates, documents and other instruments contemplated to be delivered hereunder by the Parties hereto are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references to this Agreement herein or in any of such writings shall be deemed to refer to and include all of such writings. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 6.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.9 Amendment or Modification. This Agreement may not be amended, supplemented or otherwise modified by the Parties hereto in any manner, except by a written instrument executed by all of the Parties hereto.

Section 6.10 Waiver. Any of the conditions precedent to the Closing set forth in Section 3.2 and Section 3.3 of this Agreement may be waived in writing at any time prior to or at the Closing by the Party entitled to the benefit thereof, and any failure of any Party to comply with any of its obligations hereunder may be waived by the Party entitled to the benefit thereof. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any Party thereafter to enforce each and every such provision, and the single or partial exercise of any right hereunder by any Party shall not preclude any other or further exercise of such right or any other right by such Party or the other Party.

Section 6.11 Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such determination shall not affect the validity or enforceability of the remaining provisions of this Agreement in such jurisdiction. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, the unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.12 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any Person, other than the Parties to this Agreement, any rights or remedies under or by reason of this Agreement.

Section 6.13 Expenses. Each Party shall bears its own costs and expenses in connection with this Agreement and the transactions contemplated by this Agreement.

Section 6.14 Assignment. This Agreement may not be assigned by SpineMedica. Acquisition Company, or MiMedx.

[Signature Page Follows on Next Page]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first set forth above.

SPINEMEDICA:

SpineMedica Corp.

By:	/s/ R. Lewis Bennett
Name:	R. Lewis Bennett
Title:	CEO

ACQUISITION COMPANY:

SpineMedica, LLC, a Florida limited liability company

By:	MiMedx, Inc., a Florida corporation,
its Sole Member

By:	/s/ John C. Thomas, Jr.
Name:	John C. Thomas, Jr.
Title:	CFO & Secretary

MIMEDx:

MiMedx, Inc.

By:	/s/ John C. Thomas, Jr.
Name:	John C. Thomas, Jr.
Title:	CFO & Secretary